UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2024

Investcorp AI Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41383	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Century Yard, Cricket Square

Elgin Avenue

P.O. Box 1111, George Town

Grand Cayman, Cayman Islands

KYI-1102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 (302) 738-7210

Investcorp India Acquisition Corp

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IVCA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IVCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 15, 2024, Investcorp AI Acquisition Corp. (formerly known as Investcorp India Acquisition Corp), a Cayman Islands exempted company (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), solely with respect to voting on the proposal to change the Company’s name from Investcorp India Acquistion Corp to Investcorp AI Acquisition Corp. (the “Name Change Proposal”).

A total of 6,974,955 of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) and 1 Class B ordinary share, par value $0.0001 per share (the “Class B Ordinary Shares,” and, together, the “Ordinary Shares”) or 87.80% of the Company’s outstanding Ordinary Shares as of September 20, 2024, the record date for the Extraordinary General Meeting, were represented virtually or by proxy at the Extraordinary General Meeting.

The following is a brief description of the final voting results for the Name Change Proposal, which was submitted to a vote of the shareholders at the Extraordinary General Meeting and which was approved.

Name Change Proposal

To consider and vote upon a proposal, by special resolution, to change the Company’s name from Investcorp India Acquisition Corp to Investcorp AI Acquisition Corp (the “Name Change”) and, immediately following the approval of the Name Change, the amendment of the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to reflect the Name Change.

For	Against	Abstentions
6,974,956	0	0

Adjournment Proposal

To consider and vote upon a proposal, as an ordinary resolution, to direct the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Name Change Proposal (the “Adjournment Proposal”).

The Adjournment Proposal was not acted upon at the Extraordinary General Meeting.

Amendment to Articles

On October 15, 2024 and following receipt of shareholder approval for the Name Change Proposal, the Company filed an amendment to the Amended and Restated Memorandum and Articles of Association (the “Amendment to the Amended and Restated Memorandum and Articles of Association”) with the Cayman Islands Registrar of Companies. A copy of the Amendment to the Amended and Restated Memorandum and Articles of Association is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On October 17, 2024, the Company issued a press release (the “Press Release”) announcing the Name Change. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association, dated October 15, 2024

99.1	Press Release dated October 17, 2024 announcing the Name Change

104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investcorp AI Acquisition Corp

By:	/s/ Nikhil Kalghatgi
	Name:	Nikhil Kalghatgi
	Title:	Principal Executive Officer and Director

Dated: October 17, 2024